Exhibit 99.1

RH UPDATES FIRST QUARTER FISCAL 2017 GUIDANCE

Corte Madera, CA – May 11, 2017 – RH (NYSE:RH) today announced updated guidance for the first quarter ending April 29, 2017.

The Company now expects net revenues in the range of $558 million to $562 million, representing approximately 23% growth from the prior year. This compares to the Company’s previous guidance of net revenues in the range of $530 million to $545 million, or growth in the range of 16% to 20%.

Adjusted net income for the first quarter of fiscal 2017 is now expected to be in the range of $1.1 million to $1.9 million as compared to the previous guidance of $0.8 million to $2.4 million. While the Company generated higher outlet sales as a result of its planned inventory optimization efforts during the quarter, these sales, and related mark-downs and inventory reserves, had a negative impact on margins and earnings.

Adjusted diluted earnings per share is expected to be in the range of $0.03 to $0.05, based on weighted-average diluted shares outstanding of 37.9 million inclusive of the 7.85 million shares repurchased through April 29, 2017. This compares to the Company’s previous adjusted diluted earnings per share outlook of $0.02 to $0.06, based on weighted-average diluted shares outstanding of 38.1 million. The change in weighted-average diluted shares outstanding from 38.1 million to 37.9 million does not affect the revised outlook range of $0.03 to $0.05 in first quarter earnings per share.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We expect first quarter fiscal 2017 net revenues to increase approximately 23%, of which 6 points of growth is due to the acquisition of Waterworks and 6 points is related to higher outlet and warehouse sales from planned inventory optimization efforts. Excluding these factors, we are expecting growth of approximately 11% augmented by accelerated SKU rationalization during the quarter and the mailing of our Fall 2016 RH Interiors Source Book.”

Mr. Friedman continued, “As we look forward to fiscal 2017, we expect sales growth to continue, operating margins to expand, and to generate significant free cash flow. We remain confident in our ability to drive long-term sustainable growth, improved returns on capital, and tremendous value for our shareholders.”

RH completed its $300 million share repurchase program during the first quarter of fiscal 2017 under which it purchased 7.85 million shares. The Company ended the first quarter of fiscal 2017 with approximately $80 million in cash and cash equivalents and no outstanding borrowings on its $600 million line of credit.

The Company has not completed its quarter end closing and review process with respect to preparation of its first quarter 2017 financial results and the actual results may differ from the outlook provided in this press release. Further commentary on the Company’s first quarter financial results and 2017 outlook will be provided as part of its first quarter earnings release and video presentation.

Note: The Company’s adjusted net income and adjusted diluted earnings per share guidance does not include certain charges and costs. The adjustments to net income and diluted earnings per share in future periods are generally expected to be similar to the kinds of charges and costs excluded from adjusted net income and adjusted diluted earnings per share in prior periods, such as unusual non-cash and other compensation expense; one-time income tax expense or benefits; legal claim related expenses; reorganization costs including severance costs and related taxes; non-cash amortization of debt discount; and charges and costs in connection with the acquisition of Waterworks, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company’s adjusted net income and adjusted diluted earnings. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted net revenue, adjusted gross margin, adjusted operating income, adjusted net income, adjusted operating margin and adjusted diluted EPS (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, and Waterworks.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to: our future financial outlook and guidance, including for the first quarter of fiscal 2017, for fiscal year 2017 and over the longer term, including net revenues, net income, cash flow, costs and expenses, inventory mark-downs and reserves, operating margins, adjusted net income and adjusted earnings and EPS; our expectation that our results of operation in fiscal 2017 will include further increases in sales growth, operating margin expansion and significant free cash flow; the anticipated benefits and impact of our business investments and strategies including efforts to optimize inventories and rationalize SKUs; the anticipated benefit from mailings of our Source Books; our share repurchase program or any expectations concerning any repurchases of our shares now or in the future; our expectations concerning the Company’s confidence in its ability to drive long-term sustainable growth, improved returns on capital, and tremendous value for our shareholders; and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, that the financial outlook provided for the first quarter of fiscal 2017 does not represent actual financial results and is subject to change based upon the preparation of our financial statements; our allocation of capital toward different initiatives including the repurchase of shares of our common stock; our inventory optimization efforts and other current operational initiatives; our ability to retain our ability to retain key personnel; successful implementation of our growth strategy; our ability to take advantage of the transaction with Waterworks; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; the capital requirements of our business and the possible need to fund our business with the use of incremental borrowings and indebtedness; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; factors affecting our outstanding convertible senior notes and the requirement to repay those notes; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

SVP, Investor Relations and Strategy

415-945-4998

cmclaughlin@rh.com

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